UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017 (May 2, 2017)

OWL ROCK CAPITAL CORPORATION II

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01219	47-5416322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 41st Floor New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 – Results of Operations and Financial Condition.

On May 2, 2017 Owl Rock Capital Corporation II (the “Company”) increased its public offering price from $9.47 per share to $9.52 per share. The increase in the public offering price will be effective as of the Company’s May 3, 2017 weekly closing and first applied to subscriptions received in good order from April 26, 2017 through May 2, 2017.

In accordance with the Company’s previously disclosed share pricing policy, the Company determined that an increase in the public offering price per share was warranted following an increase in the Company’s net asset value per share to $9.04 as of May 1, 2017. As a result of the increase in the Company’s public offering price, the maximum sales load and net proceeds per share will be approximately $0.48 per share and $9.04 per share, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation II

May 5, 2017	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Financial Officer